Exhibit 5.1

[Letterhead of Kane Kessler, P.C.]

June 15, 2017

Black Diamond, Inc.

2084 East 3900 South

Salt Lake City, UT 84124

Ladies and Gentlemen:

We have acted as special counsel to Black Diamond, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering under the Securities Act of 1933, as amended (the “Act”), 7,500,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued in connection with acquisitions by the Company of assets, business, or securities by purchase, merger or any other form of business combination (an “Acquisition”).

In connection with the Registration Statement, we have examined, considered and relied upon copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, of the Company, the Registration Statement, records of certain of the Company’s corporate proceedings as reflected in the Company’s minute books, and other records and documents that we have deemed necessary for purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Subject to the foregoing, it is our opinion that upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of the Shares (assuming that such Shares, together with all shares of Company’s Common Stock previously issued or reserved for issuance and not duly and lawfully retired, do not exceed an aggregate of 100,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such Shares in the manner contemplated by the Registration Statement, the prospectus contained therein, the related prospectus supplement(s) and by such resolution, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President

2